UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

RPT Realty (“RPT” or the “Company”) issued a press release on March 4, 2021, which is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 8.01    Other Events.

On March 4, 2021, the Company formed a new core net lease retail real estate joint venture (the “Platform”) with GIC Private Limited (“GIC”), Zimmer Partners (“Zimmer”) and Monarch Alternative Capital LP (“Monarch”).

GIC, Zimmer, Monarch and the Company have committed to fund $470 million in the Platform over the next three years for approved acquisitions, including the initial investment portfolio that is to be seeded by the Company. The Platform will target the acquisition of over $1.2 billion of strategic assets, with 60-65% target leverage, creating a scalable, stable-growth investment platform.

Leveraging the Company’s operational expertise and tenant relationships, the Platform will seek to acquire net lease retail assets, including assets that have been sub-divided from a select set of open air-centers currently owned by the Company as well as future acquisitions by the Company. As a result, the Platform will facilitate the bifurcation of the Company’s owned shopping center revenues by segregating tenant cash flows based on growth profiles, retail use and credit, while allowing the Company to retain the tenant synergies of the separated components.

The Platform is to be seeded with 42 single tenant, net lease retail assets (the “Initial Seed”) that have been or will be created by the Company upon the subdivision of certain parcels from its existing open-air shopping centers located in top 40 metropolitan areas. The Initial Seed was valued at $151 million and represents 6% of RPT’s fourth quarter 2020 annualized base rent. The Initial Seed is expected to close in phases. The Company will retain a 6.4% stake in the Platform, will maintain day-to-day management of the portfolio and will earn management, leasing and construction fees. Additionally, the Company will invest up to $70 million in preferred equity that will be a component of Zimmer and Monarch’s equity commitment and will not be a direct obligation of the Platform. The formation of the new platform will create a durable fee income stream and enhance the efficiency of the Company’s existing general and administrative expenses as committed capital is deployed. Additionally, the Company will be entitled to receive a termination fee, subject to certain performance hurdles being achieved, upon a sale of the Platform's portfolio or if the Company is removed as manager of the Platform in connection with or following an initial public offering. The Company intends to use the proceeds from the initial seeding of assets to opportunistically accelerate its portfolio expansion into higher-growth and lower risk markets and to reduce leverage.

To date the Platform has received commitments for a $175 million secured credit facility, subject to final loan documentation (the “Facility”). The Platform expects to close on the syndication of the Facility in March of 2021, subject to the satisfaction of certain conditions. The Facility will include an accordion feature that allows the Platform to increase future potential commitments up to a total capacity of $500 million.

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as ended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations, plans or beliefs concerning future events and may be identified by terminology such as “may,” “will,” “should,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” “predict” or similar terms. Although the forward-loo king statements made in this document are based on the Company’s good faith beliefs, reasonable assumptions and the Company’s best judgment based upon current information, certain factors could cause actual results to differ materially from those in the forward-looking statements. Many of the factors that will determine the outcome of forward-looking statements are beyond the Company’s ability to predict or control. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s success or failure in implementing its business strategy; economic conditions generally and in the commercial real estate and finance markets specifically; the cost and availability of capital, which depends in part on the Company’s asset quality and its relationships with lenders and other capital providers; risks associated with bankruptcies or insolvencies or general downturn in the businesses of tenants; the potential adverse impact from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company's tenants, which are heightened as a result of the COVID-19 pandemic; changes in governmental regulations, tax rates and similar matters; and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission ("SEC"), including in particular those set forth under “Risk Factors” in the Company’s latest annual report on Form 10-K, which you should interpret as being heightened as a result of the numerous and ongoing adverse impacts of COVID-19. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Except as required by law, the Company’s assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

*99.1	Press release of RPT Realty dated March 4, 2021.
*104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	March 4, 2021	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer